                                             EXHIBIT 28.2



                       EMERGENT SBA ADJUSTABLE RATE LOAN-BACKED
                              CERTIFICATES, SERIES 1995-1
                           $15,357,000 CLASS A CERTIFICATES


                                  PURCHASE AGREEMENT



June 29, 1995

Prudential Securities Incorporated
One New York Plaza
New York, New York  10292

Ladies and Gentlemen:

          Section 1.  Authorization of Certificates.
Emergent Business Capital, Inc. (the "Company") has duly authorized the sale of $15,357,000 in aggregate Certificate Principal Balance of its EMERGENT SBA Loan-Backed Adjustable Rate Certificates, Series 1995-1, Class A (the "Class A Cer-tificates"). The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of June 1, 1995, between the Company and First Union National Bank of North Carolina, a national banking association, as trustee there-under (herein, together with its successors and assigns, the "Trustee"). The Class A Certificates, together with the EMERGENT SBA Loan-Backed Adjustable Rate Certificates, Series 1995-1, Class B (the "Class B Certificates") having an aggregate Certificate Principal Balance of $1,706,338 represent the entire beneficial ownership interest in a trust fund (the "Trust Fund") created by the Company which consists primarily of the right to receive payments and certain other amounts attributable to certain unguaranteed interests (the "Unguaranteed Interests") in a pool of loans (the "SBA Loans") partially guaranteed by the U.S. Small Business Administration (the "SBA") which will be trans-ferred to the Trustee by the Company. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement.

          The Class A Certificates are to be offered and sold by means of a confidential Offering Circular (including any amendments or supplements thereto, the "Offering Circu-lar") prepared by the Company and pursuant to a Private Placement Agency Agreement, dated June 29, 1995 (the "Placement Agreement"), between the Company and you, Pruden-tial Securities Incorporated, as placement agent (the

  "Placement Agent") in a transaction exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

          The Company hereby agrees with you (the "Initial
Purchaser") as follows:

          Section 2. Purchase of Class A Certificates. Subject to the terms and conditions and in reliance upon the representations and warranties and agreements set forth herein, the Company agrees to sell $15,357,000 aggregate Certificate Principal Balance of Class A Certificates to the Initial Purchaser as hereinafter provided, and the Initial Purchaser agrees to purchase, on the Closing Date (as defined in Section 3 below) at a purchase price equal to 99.796875% of their Certificate Principal Balance. At the time of the delivery of the Class A Certificates to the Initial Purchaser, the Initial Purchaser shall make such payment to the Company of such purchase price by wire transfer in immediately available funds to such account as the Company shall designate.

          Section 3. Delivery. Delivery of the Class A Certificates shall be made in the form of one or more global certificates delivered to The Depository Trust Company, except that any Class A Certificate to be purchased by an Institutional Accredited Investor that is not a QIB (as such terms are defined in the Placement Agreement) shall be delivered in fully registered, certificated form in the minimum denominations set forth in the Offering Circular at the offices of Skadden, Arps, Slate, Meagher & Flom, New York, New York at 10:00 a.m. New York City time, on the date hereof, or such other place, time or date as may be mutually agreed upon by the Initial Purchaser and the Company (the "Closing Date"). Subject to the foregoing, the Class A Certificates will be registered in such names and such denominations as the Initial Purchaser shall specify in writing to the Company and the Trustee no later than two Business Days prior to the Closing Date. A Business Day shall be any day other than (i) a Saturday or a Sunday or
(ii) a legal holiday in The City and State of New York or the State of North Carolina or (iii) a day on which banking institutions in The City and State of New York or the State of North Carolina are authorized or obligated by law or executive order to be closed.

          Section 4.  Representations and Warranties of the
Company.  The Company represents and warrants to the Initial
Purchaser, as of the Closing Date, that:

        (1 The Offering Circular is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Closing Date, not misleading.

              (1.0.1 The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of South Carolina, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular and to perform its obligations under the Pooling and Ser-vicing Agreement, the Placement Agreement and this Agree-ment.

              (1.0.2 The Placement Agreement and this Agreement have been duly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms.

              (1.0.3 The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms and conforms in all material respects to the description thereof contained in the Offering Circular.

              (1.0.4 The Multi-Party Agreement has been duly au-thorized, executed and delivered by the Company and con-stitutes a valid and binding agreement of the Company, en-forceable against the Company in accordance with its terms and conforms in all material respects to the description thereof contained in the Offering Circular.

              (1.0.5 The Class A Certificates, when issued, au-thenticated and delivered pursuant to the Pooling and S-ervicing Agreement, will have been duly executed by the Company and authenticated, issued and delivered by the Trustee and will be entitled to the benefits of the Pooling and Servicing Agreement and conform in all material respects to the description thereof contained in the Offering
  Circular.

              (1.0.6 There is no action, suit or proceeding pend-ing against or threatened against or affecting, the Company before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possi-bility of an adverse decision which could materially ad-versely affect the business, financial position or results of operations of the Company or the ability of the Company to perform its obligations under this Agreement, the Place-ment Agreement, the Pooling and Servicing Agreement or the Multi-Party Agreement, or which in any manner calls into question the validity of this Agreement, the Placement Agreement, the Pooling and Servicing Agreement, the Multi-
  Party Agreement or the Class A Certificates.

              (1.0.7 The performance by the Company of all of its obligations under the Pooling and Servicing Agreement, Multi-Party Agreement, the Placement Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets, including the SBA Loans, is subject, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its properties or assets, except where such conflicts, breaches and de-faults in the aggregate would not have a material adverse effect on the Company or the ability of the Company to perform its obligations under the Pooling and Servicing Agreement, Multi-Party Agreement, the Placement Agreement or this Agreement.

              (1.0.8 The Trust created by the Pooling and Servic-ing Agreement is not an "investment company" or an entity
  "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended
  (the "1940 Act").

              (1.0.9 It is not necessary in connection with the offer, sale and delivery of the Class A Certificates in the manner contemplated by this Agreement to register the Class
  A Certificates under the Securities Act.

              (1.0.10 No qualification of the Pooling and Servicing Agreement under the Trust Indenture Act of 1939, as amended (the "1939 Act"), is required.

              (1.0.11 The Class A Certificates satisfy the re-quirements set forth in Rule 144A(d)(3) under the Securities
  Act.

              (1.0.12 Ernst & Young, who will deliver the letter required by Section 7(g) of this Agreement, are independent public accountants with respect to the Company as required by the Securities Act and the Rules and Regulations.

              (1.0.13 Except for the lien of Nation Bank of Georgia, which will be released in connection with the delivery of this Agreement, at the time of execution and delivery of the Pooling and Servicing Agreement, the Company owned each of the SBA Loans free and clear of all liens, en-cumbrances, adverse claims or security interests ("Liens") and the Company had the power and authority to transfer the SBA Loans to the Trust and to transfer the Class A Certificates to the Initial Purchaser.

              (1.0.14 Upon the execution and delivery of the Pooling and Servicing Agreement, payment by the Initial Purchaser for the Class A Certificates and delivery to the Initial Purchaser of the Class A Certificates, the Trust owned the SBA Loans and the Initial Purchaser will acquire title to the Class A Certificates, in each case free of Liens except such Liens as may be created or granted by the Initial Purchaser and those listed in the Pooling and Ser-vicing Agreement.

              (1.0.15 All consents, approvals and authorizations of any governmental body, subdivision, agency, board or authority (collectively, "Governmental Authorities"), if any, required on the part of the Company in connection with the execution and delivery by it of the Pooling and Servicing Agreement, the Multi-Party Agreement, the
  Placement Agreement and this Agreement or the carrying out by it of the transactions contemplated hereby or thereby have been obtained and are in full force and effect.

              (1.0.16 The SBA Loans, individually and in the aggregate, have the characteristics described in the Offering Circular.
              (1.0.17 Each of the representations and warranties of the Company set forth in the Pooling and Servicing
  Agreement is true and correct.

              (1.0.18 Any taxes, fees and other governmental charges payable by the Company in connection with the execu-tion and delivery this Agreement, the Placement Agreement, the Multi-Party Agreement, and the Pooling and Servicing Agreement and the issuance of the Class A Certificates have been or will be paid by the Company prior to the Closing Date.

              (1.0.19 No adverse selection procedures were used in selecting the SBA Loans from among the loans that meet the representations and warranties of the Company contained in the Pooling and Servicing Agreement and that are included in the portfolio of the Company.

              (1.0.20 The Company is licensed, qualified and in good standing in each state where an SBA Loan was made (as defined in the Pooling and Servicing Agreement) if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, to originate the SBA Loans and to perform its obligations as Company hereunder and under the Pooling and Servicing Agree-ment.

          Section
1.  Sale of Class A Certificates to the Initial Purchaser.
The sale of the Class A Certificates to the Initial
Purchaser will be made without registration of the Class A
Certificates under the Securities Act, in reliance upon the exemption therefrom provided by Section 4(2) of the Securities Act.

          The Initial Purchaser hereby represents to the Company that it is a QIB within the meaning of Rule 144A under the Securities Act.

          The Initial Purchaser hereby represents and war-rants to and agrees with the Company, that (i) the Initial Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act, (ii) the Initial Purchaser will offer the Class A Certificates only (A) to persons who the Initial Purchaser reasonably believes are QIBs in transactions meeting the requirements of Rule 144A, or (B) to institutional investors who the Initial Purchaser reasonably believes are Institutional Accredited Investors. The Initial Purchaser further agrees that it will (i) deliv-er to each purchaser of Class A Certificates, at or prior to the confirmation of sale, a copy of the Offering Circular (as defined below), as then amended or supplemented, which Offering Circular will include a Notice to Investors in the form attached hereto as Exhibit D, and (ii) prior to any sale of Class A Certificates (to an Institutional Accredited Investor which is not also a Qualified Institutional Buyer), a Purchaser's Letter in substantially the form attached hereto as Exhibit E. The Initial Purchaser has not engaged in any activity which would cause the offering of the Class A Certificates not to qualify as a private offering as contemplated herein. Without limiting the foregoing, the Initial Purchaser has not engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D), in connection with the offering of the Class A Certificates.

          The Initial Purchaser agrees that, in connection with its offering of Class A Certificates, it will not provide to prospective purchasers any information or make any representations on behalf of the Company except such as shall have been approved by the Company (and the Company hereby acknowledges that the marketing memorandum dated June
19, 1995, the Preliminary Offering Circular) is hereby approved) and will not make or deliver any written or oral statements which are inconsistent with the Offering
Circular.

          Section 1.  Certain Agreements of the Company.
The Company covenants and agrees with the Initial Purchaser as follows:


                 1 If, at any time prior to the 60th day following the Closing Date, any event involving the Company shall occur as a result of which the Offering Circular (as then amended or supplemented) would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify the Initial Purchaser and prepare and furnish to the Initial Purchaser an amendment or supplement to the Offering Circular that will correct such statement or omission.

              1.0.1 During the period referred to in Section 6(a), the Company will furnish to the Initial Purchaser without charge copies of the Offering Circular (including all exhibits and documents incorporated by reference therein) and the Pooling and Servicing Agreement, and all amendments or supplements to such documents, in each case as soon as available and in such quantities as the Initial Purchaser may reasonably request.

              1.0.2 While any Class A Certificates remain out-standing, the Company will make available, upon request, to the Initial Purchaser and any holder and any prospective purchaser of such Class A Certificates the information con-cerning the Company specified in Rule 144A(d)(4) under the Securities Act.

          Section
1. Conditions of the Initial Purchaser's Obligations. The obligations of the Initial Purchaser to purchase the Class A Certificates on the Closing Date will be subject to the accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional condi-tions precedent:


                 I. The Class A Certificates shall have been duly authorized, executed, authenticated, delivered and issued, and the Offering Circular and the Pooling and Servicing Agreement shall have been duly authorized, executed and delivered by the respective parties there-to and shall be in full force and effect, the SBA Loans shall have been delivered to the Trustee's Agent pursuant to the Pooling and Servicing Agreement and the Spread Account shall have been funded as required by the Pooling and Servicing Agreement.

            The Initial Purchaser shall receive a certif-icate, dated the Closing Date, of the President or any Executive Vice President of the Company to the effect that such officer has carefully examined this Agree-ment, the Placement Agreement and the Offering Circular and that, to the best of such officer's knowledge (i) the representations and warranties of the Company set forth herein and in the Placement Agreement are true and correct as of the Closing Date, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) nothing has come to the attention of such officer that would lead such officer to believe that the Offering Circular contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not mis-leading.

              1.  The Class A Certificates shall have been rated
  "AAA" by Moody's Investors Service ("Moody's"); such rating shall not have been rescinded and no public announcement shall have been made by Moody's that the ratings of the Class A Certificates have been placed under review.

              2. The Company shall have furnished to the Initial Purchaser evidence (which may be in the form of an opinion of counsel) satisfactory to the Initial Purchaser that the Company is licensed, qualified and in good standing in each state where an SBA Loan was made if the laws of such state require licensing or qualification in order to conduct busi-ness of the type conducted by the Company, to originate the SBA Loans and to perform its obligations hereunder and under the Pooling and Servicing Agreement and the Placement Agree-ment.

              3.  The Company shall have furnished to the Initial
  Purchaser an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom, special New York counsel to the
  Company, substantially in the form attached hereto as Exhibit A.

              4. On the date of the Offering Circular, Ernst & Young shall have furnished to the Initial Purchaser an "agreed upon procedures" letter, dated the date of delivery thereof, in form and substance satisfactory to the Initial Purchaser, with respect to certain financial and statistical information contained in the Offering Circular.

              5.  The Company shall have furnished to the Initial
  Purchaser an opinion, dated the Closing Date, of Macfarlane, Ausley, Ferguson & McMullen, special counsel to the Trustee, substantially in the form attached hereto as Exhibit B.

              6. The Initial Purchaser shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom with respect to certain federal tax matters.

              7. The Initial Purchaser shall have received an opinion of Wyche, Burgess, Freeman & Parham, P.A., special
  South Carolina counsel to the Company, substantially in the form attached hereto as Exhibit C.

              8. The Initial Purchaser shall have received an opinion of Wyche, Burgess, Freeman & Parham, P.A. with re-spect to certain South Carolina state tax matters.

              9. The Initial Purchaser shall have received an opinion of Petree Stockton with respect to certain North
  Carolina state tax matters.

              10. The Initial Purchaser shall have received on and as of the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom, special counsel to the Initial Pur-chaser, with respect to the validity of the Pooling and Servicing Agreement and the Class A Certificates, and other related matters as the Initial Purchaser may reasonably re-quest, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

              11. On or prior to the Closing Date the Company shall have furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser shall reasonably request.

              12. The Initial Purchaser shall have received copies of any opinions of counsel to the Company or the Trustee supplied to Moody's relating to certain matters with respect to the Class A Certificates. Any such opinions shall be dated the Closing Date and addressed to the Initial Purchaser or accompanied by reliance letters to the Initial Purchaser or shall state that the Initial Purchaser may rely upon them.

                 13. The Company shall have furnished to the Initial Purchaser and its counsel such further information, certifi-cates and documents as the Initial Purchaser and its counsel may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and sub-stance to the Initial Purchaser and its counsel.

          If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser, this Agreement and all of the Initial Purchaser's obligations hereunder may be canceled by the Initial Purchaser at or prior to delivery of and payment for the Class A Certificates. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

          Section
1. Termination. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchaser, by notice given to the Company prior to delivery of and payment for the Class A Certificates, if prior to such time (i) trading in securities generally in the New York Stock Exchange shall have been suspended or materially limited or any setting of minimum prices for trading on such exchange has occurred, (ii) there has been, since the respective dates as of which information is given in the Offering Circular, any material adverse change in the condi-tion, financial or otherwise, or in the properties (including, without limitation, the SBA Loans) or the earn-ings, business affairs or business prospects of the Company considered as one enterprise, whether or not arising in the ordinary course of business; (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, or
(iv) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crises the effect of which on the financial markets of the United States in such as to make it, in the reasonable judgment of the Initial Purchaser, impracticable or inadvisable to market the Class A Certificates on the terms and in the manner contemplated by the Offering Circular as amended or supplemented.

          Section 1.  Severability Clause.  Any part,
provision, representation, or warranty of this Agreement which is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

          Section 2. Notices. All communications hereunder will be in writing and effective only upon receipt and if sent to the Initial Purchaser, will be delivered to Prudential Securities Incorporated, One New York Plaza, New York, New York, 10292, Attention: Evan Mitnick; or if sent to the Company, will be delivered at Emergent Business Capital, Inc., P.O. Box 17526, Greenville, South Carolina, 29606, Attention: CEO.

          Section 3. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and its officers and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser or the Company, and will survive delivery of and payment for the Class A Certificates.

          Section 4. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8 hereof and their respective successors and assigns, and, except as specifically set forth herein, no other person will have any right or obligation hereunder.

          Section 5.  Applicable Law.  THIS AGREEMENT WILL
BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW
PROVISIONS.

          Section 6.  Counterparts, Etc.  This Agreement
supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof other than (a) the Placement Agency Agreement dated June __, 1995 between the Agent and the Company, (b) the Engagement Letter dated March 21, 1995 between the Agent and the Company, (c) the letter agreement dated March 21, 1995 between the Agent and the Company relating to confidentiality and (d) the letter agreement dated March 21, 1995 between the Agent and the Company relating to the indemnification of the Agent by the Company (collectively, the "Other Agreements"). In the event of any conflict between the terms of this Agreement and the terms of the Other Agreements, the terms of this Agreement shall govern (other than the Placement Agency
Agreement in which case the Placement Agency Agreement shall govern). Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Initial Purchaser.

                                   Very truly yours,

                                   EMERGENT BUSINESS
CAPITAL, INC.



                                   By:

                                        Name:
                                        Title:



The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.

PRUDENTIAL SECURITIES INCORPORATED




By:
     Name:
     Title:

                                                               EXHIBIT A

              FORM OF OPINION OF SKADDEN, ARPS,
           SLATE, MEAGHER & FLOM, SPECIAL NEW YORK
                   COUNSEL TO THE COMPANY

                          [TO COME]

                                                               EXHIBIT B

           FORM OF OPINION OF MACFARLANE, AUSLEY,
                FERGUSON & MCMULLEN, SPECIAL
                   COUNSEL TO THE TRUSTEE

                          [TO COME]

                                                               EXHIBIT C

             FORM OF OPINION OF WYCHE, BURGESS,
               FREEMAN & PARHAM, P.C., SPECIAL
            SOUTH CAROLINA COUNSEL TO THE COMPANY

                          [TO COME]

                                                               EXHIBIT D


                 FORM OF NOTICE TO INVESTORS

     Because of the following restrictions, investors are advised to consult legal counsel prior to making any offer, resale, pledge or other transfer of Class A Certificates.

     Each investor purchasing Class A Certificates from the Placement Agent will be deemed to have represented and agreed as follows (terms used in this "Notice to Investors" section that are defined in Rule 144A under the Securities Act ("Rule 144A") or in Regulation D under the Securities Act ("Regulation D") or defined in that certain Pooling & Servicing Agreement dated as of June 1, 1995 between Emergent Business Capital, Inc. and First Union National Bank of North Carolina, are used herein as defined therein):

          (a) It understands that the Class A Certificates have not been registered under the Securities Act, and that if in the future it decides to offer, resell, pledge or otherwise transfer such Class A Certificates within three years after the later of the original issuance of the Class A Certificates or the last date on which such Class A Certificates are held by an affiliate of the Seller, it will do so only (i) to the Seller, (ii) to a person who the seller reasonably be-lieves is a qualified institutional buyer ("QIB") in a transaction meeting the requirements of Rule 144A,
     (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), or (iv) in certificated form to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and who is not a QIB ("In-stitutional Accredited Investor") in accordance with the provisions of the Agreement which delivers to the Seller and the Trustee a letter in the form of Exhibit A hereto and such certificates, legal opinions and other information as either of them may reasonably require to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

          (b)  It understands that Definitive Class A
     Certificates will bear a legend to the following effect unless the Seller and the Trustee determine otherwise consistent with applicable law:

             "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAW.
     THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND WITHIN THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THE CLASS A CERTIFICATES OR THE LAST DATE ON WHICH THIS CERTIFICATE IS HELD BY AN AFFILIATE OF THE SELLER ONLY (1) TO THE SELLER, (2) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON WHO THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ("QIB") WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED THAT SUCH REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE); OR (4) IN CERTIFICATED FORM TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGU-LATION D OF THE SECURITIES ACT WHO IS NOT A QIB PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT TO
     (A) RECEIPT BY THE SELLER AND THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT REFERRED TO BELOW, AND (B) RECEIPT BY THE SELLER AND THE TRUSTEE OF SUCH CERTIFICATES, LEGAL OPINIONS AND OTHER EVIDENCE ACCEPTABLE TO THE SELLER AND THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS".

          (c)  It agrees that it will deliver to each
     Institutional Accredited Investor to whom it transfers
     Class A Certificates notice of any restrictions on transfer of such Class A Certificates.

          (d) If it is a QIB, it understands that the Class A Certificates offered in reliance on Rule 144A will be represented by the Global Class A Certificate. Before any interest in the Global Class A Certificate may be offered, sold, pledged or otherwise transferred to an Institutional Accredited Investor, the transferee will be required to provide the Trustee with a written certification in the form attached hereto as Exhibit A as to compliance with the transfer restrictions referred to above.

             (e) If it is acquiring Class A Certificates, it understands that in accordance with ERISA and the Code, no Plan as to which the Placement Agent, any Lender, the Seller, the Servicer or the Trustee is a party in interest or disqualified person, and no qualified institutional buyer acting on behalf of such a Plan, may acquire such Class A Certificates unless the acquisition would constitute an exempt transaction under a statutory exemption or any of the administrative exemptions issued by the U.S. Department of Labor.

          (f)  If it is acquiring any Definitive Class A
     Certificate as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to such account and that it has full power to make the acknowledgements, representations and agreements contained herein on behalf of each such account.

          (g) It is either (i) a QIB purchasing for its own account or for the account of another QIB and it and such other person are aware that the sale to it is being made in reliance on Rule 144A or (ii) an Institutional Accredited Investor and is purchasing the Class A Certificates for its own account or for an account with respect to which it exercises sole investment discretion.

          (i)  It acknowledges that the Seller, the
     Placement Agent and others will rely on the truth and accuracy of the foregoing acknowledgements, representations and agreements, and agrees that if any of the foregoing acknowledgements, representations and agreements deemed to have been made by it by its purchase are no longer accurate, it shall promptly notify the Seller and the Placement Agent.

          Each original purchaser of a Definitive Class A
Certificate that is an Institutional Accredited Investor will be required to sign a representation letter in the form as Exhibit A hereto.

                                                               EXHIBIT E


 [To be signed by Accredited Investor who is not a Qualified
                    Institutional Buyer]

                 FORM OF PURCHASER'S LETTER

First Union National Bank of North Carolina, as Trustee
230 South Tryon Street
Charlotte, North Carolina  28288
Attention: _____________________

Prudential Securities Incorporated
One New York Plaza
New York, New York 10292
Attention: ______________________

Emergent Business Capital, Inc.
15 South Main Street
Greenville, South Carolina  29606
Attention: ______________________

Dear Sirs:

     In connection with our proposed purchase of $15,357,000
Certificate Principal Balance of EBC SBA Loan-Backed
Adjustable Rate Certificates, Series 1995-1, Class A (the
"Class A Certificates") of Emergent Business Capital, Inc.
(the "Seller"), we confirm that:

    (1) We have received a copy of the Offering Circular dated May __, 1995 relating to the Class A
         Certificates (the "Offering Circular"), and we understand that the Offering Circular speaks only as of its date and that the information contained therein may not be correct or complete as of any time subsequent to such date. We further under-stand that the Class A Certificates have not been, and will not be, registered under the Securities
         Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Class A Certificates within three years of the later of the date of original issuance of the offered certificates or the last day on which such Class A Certificates are owned by the Seller or any affiliate of the Seller we will do so only
         (A) to the Seller, (B) to "qualified institutional buyers" (within the meaning of Rule 144A under the

              Securities Act) in accordance with Rule 144A under the Securities Act ("QIBs"), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (D) to an institutional "accredited investor" within the meaning of Rule 501(A)(1), (2), (3) or (7) of
         Regulation D under the Securities Act that is not a QIB (an "Institutional Accredited Investor") which, prior to such sale, delivers to the Trustee under the Pooling and Servicing Agreement dated as of May 1, 1995 between Emergent Business Capital,
         Inc., as Seller and Servicer and First Union
         National Bank of North Carolina, as Trustee (the "Trustee"), a signed letter substantially in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Class A Certificates from us a notice advising such purchaser that resales of the Class A Certificates are restricted as stated herein.

    (2) We understand that, on any proposed resale of any Class A Certificates to an Institutional Accred-ited Investor, we and such Institutional Accred-ited Investor will be required to furnish to the Trustee and the Seller such certifications, legal opinions and other information as either of them may reasonably require to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securi-ties Act. We further understand that the Class A
         Certificates purchased by us will bear a legend to the foregoing effect.

    (3) We are an Institutional Accredited Investor and are acquiring the Class A Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Class A
         Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

    (4) We are acquiring the Class A Certificates pur-chased by us for our own account or for one or more accounts (each of which is an Institutional
         Accredited Investor or a QIB) as to each of which we exercise sole investment discretion and are authorized to make the representations, and enter into the agreements, contained herein.

     (5) We have received such information as we deem necessary in order to make our investment deci-sion.

    (6) We understand that in accordance with ERISA and the Internal Revenue Code of 1986, as amended no ERISA Plan as to which the Placement Agent, the Seller, the Servicer or the Trustee is a party in interest or disqualified person, and no person acting on behalf of such an ERISA Plan, may acquire such Class A Certificate unless the acquisition would constitute an exempt transaction under a statutory exemption or any of the administrative exemptions issued by the
         U.S. Department of Labor.

     Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Offering Circular.

       Each of you is entitled to rely upon this letter and is irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.



                                   Very truly yours,

                                   [PURCHASER]

                                   By:
                                       Name:
                                       Title:


Class A Certificates to be purchased:

$ 15,357,000 original Certificate Principal Balance of
Class A Certificates.